Exhibit 1

April 12, 2021

Office of the Chief Accountant

Securities and Exchange Commission

460 Fifth Street N. W.

Washington, DC 20549

Re: Borrowmoney.com

Commission File Number: 333-208854

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by Borrowmoney.com in Item 4.02 of its Form 8-K dated April 12, 2021 and captioned “Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

3001 N. Rocky Point Dr. East Suite 200 ● Tampa, Florida 33607 ● 813.367.3527